Rule 424(b)(3)
                                 MEDSTRETCH INC.

                                  14,000,000
                             Shares of Common Stock


         Up to 10,000,000 shares of Medstretch Inc. common stock are being sold by Medstretch at $0.05 per share by one of its officers, on a self-underwritten, best efforts basis, with no minimum purchase requirements by investors. The offering by Medstretch will commence on the date of this prospectus and will end nine months thereafter unless we sell all the offered shares or we elect to terminate the offering prior to that final date. We will not escrow the funds received in the purchase of our common stock. We will issue certificates for common stock purchased from us within ten business days after receipt of a fully executed subscription agreement that is accepted by us and good funds for the purchase are in our account.

         Up to 4,000,000 shares of Medstretch Inc. common stock are being sold by selling stockholders. These shares will be sold at the offering price of $0.05 per share. These shares will be sold through a stock medium or exchange if the common stock is admitted for trading or listed thereon or in privately negotiated transactions. We will not receive any of the proceeds from the sale of these shares.

         No public market exists for our common stock. A public market may not develop after the sale of the shares.

         Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 7 of this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                             Per Share         Total
                                             ---------         -----

    Public offering price                      $.05         $500,000 (1)

(1) Assumes all the 10,000,000 shares offered by Medstretch are sold. The expenses of this offering, estimated at $50,000, will be paid by and deducted from the total proceeds to Medstretch. We will not receive any of the proceeds from the 4,000,000 shares being offered by selling stockholders.


                 The date of this Prospectus is May 14, 2002

                                TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----


   Prospectus Summary                                                     2
   Risk Factors                                                           4
   Use of Proceeds                                                        7
   Dividend Policy                                                        8
   Determination of Offering Price                                        8
   Dilution of the Price Paid for the Shares                              8
   Capitalization                                                         9
   Management's Discussion and Analysis of Results of Operations          9
   Business                                                              13
   Management                                                            18
   Principal Stockholders                                                19
   Certain Relationships and Related Transactions                        20
   Description of Capital Stock                                          20
   Shares Eligible for Future Resale                                     21
   Selling Stockholders                                                  22
   Plan of Distribution                                                  25
   Changes In and Disagreements with Accountants on Accounting
      And Financial Disclosure                                           26
   Legal Matters                                                         27
   Experts                                                               27
   Where You Can Find Additional Information                             27
   Index to Financial Statements                                         28

                               PROSPECTUS SUMMARY

         This summary highlights information set forth elsewhere in this prospectus. You should read the entire prospectus carefully, paying particular attention to the section entitled Risk Factors.


                                   The Company

         The company was originally incorporated in the state of Nevada on December 31, 1996 under the name Dynamic Reality, Inc. On January 29, 2002, the company changed its name to Medstretch Inc. to more accurately reflect the new business direction of the company.

         Medstretch is a development-stage company. We currently do not offer any products or services.

         Our proposed business plan is to design and write an animated, interactive software program to address certain musculoskeletal health issues in persons spending extended hours at computer workstations. The proposed software program will be designed to encourage and guide each participant through two, pre-scheduled, five-minute "health breaks" each workday. Each health break is designed to include a series of effective, convenient, and easy to perform exercises intended to relieve musculoskeletal stress and strain, improving circulation, and clearing the mind. Users will be encouraged to log the exercises and assess wellness at the end of a break session.

         The proposed business plan is an outgrowth of the experience of Dr. Partridge, our president, treasurer, secretary and sole director, in owning and operating a chiropractic and related wellness practice. From her experience with patients and consulting with government agencies and private industry, and from the growing amount of literature on the subject, there is increasing realization of the need to address workplace stress and wellness with earlier diagnostics, health breaks and reparative exercises.

         We plan to beta test the product to mid- to large-sized companies and government agencies in the Toronto area. If the testing is successful, this will also be our intended initial market.

         If the initial software program is successful in the first marketing phase, we intend then to offer professional seminars and workshops, custom-tailored for each client, which will complement our software product. The seminars/workshops will address issues relevant to health care and the computer terminal working environment, such as staying in shape and exercising, eating healthy, lifestyle management, and workplace ergonomics.

         As of February 21, 2002 we had $17,200 in cash We have had no revenues to date and expect to incur substantial expenses in implementing our proposed business plan. We cannot indicate now if we will ever be profitable. Additionally, we had a net working capital deficit of $24,000 as of December 31 2001 and no other form of financial commitment for the funding of our business plan. We cannot give any assurance that this offering will be successful or that we will be able to locate any funding or enter into any agreements that will provide the required operating capital.



                                  The Offering

Securities offered by Medstretch.... Up to 10,000,000 shares of common stock.

Securities offered by selling
  shareholders...................... Up to 4,000,000 shares of common stock

Common stock outstanding
  prior to the offering............. 12,000,000 shares

Common stock to be outstanding
  after the offering................ 22,000,000 shares (assuming all 10,000,000 shares offered by Medstretch are sold)

Use of proceeds..................... We intend to use the proceeds of this offering received by Medstretch as follows:

                                     o   Repayment of offering expenses

                                     o   Programming   and  beta   testing   the
                                         software

                                     o   Marketing and sales

                                     o   Computers and equipment cost

                                     o   Consulting fees

                                     o   Working capital

Subscription method................. Investors will be asked to complete an investor subscription agreement and return it to us with the purchase price.

Certificate issuance................ Within ten business day after receipt and acceptance of investor subscription
                                     agreement and good funds, a certificate for the shares will be sent to the address supplied.

         Medstretch Inc. (formerly Dynamic Reality, Inc.) was incorporated in Nevada on December 31, 1996. The mailing address of our principal executive office is 4920A Yonge Street, Toronto, Ontario, Canada M2N 5N5 and the telephone number is (416) 540-3234.

                                  RISK FACTORS

         You should consider carefully the following risks before you decide to invest in our common stock. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. Any of these risks could cause the trading price of our common stock to decline, and you could lose all or part of your investment.


Risks Relating to Our Business

We are a development stage company with a business proposal that we may not be able to implement. If our business proposal is not implemented, investors will lose the opportunity of their investment and their money.

         Medstretch is a development stage company with no products or services to be offered at this time. We have a business proposal, but without adequate funding and fulfillment of the many requirements to design and produce an initial software product and then test and market it, we will not be able to successfully implement the plan. If we are not successful at any stage, the business of Medstretch may have to be curtailed. In that event, investors will have lost the opportunity of their investment and the money invested.

Medstretch has no experience in developing software. If we are unable to develop the proposed software product, we will not have any product to market, and therefore, we will not be able to generate any revenues.

         We will rely on our president and director, Kimberly Partridge, Doctor of Chiropractic, to design and ultimately develop our wellness software product and services. Dr. Partridge has no experience in software design and development and may not be able to create a successful beta version of our intended product. Our success also is dependent on the hiring of qualified programmers to create our products. If Medstretch is not able to develop a launchable product, all the resources expended will have been used without any prospect of a return on investment. In such event, investors will lose the value of their investment.

We are not certain that there is a viable market for our intended wellness related software and services. If there is no market we will have spent the invested funds, and we will not be able to generate revenues.

         While we believe, based on our research of various studies relating to the benefits of breaks and exercise and the practice experience of Dr. Partridge, that there is a potential market for our proposed software product and services, we are not certain and have no proof that our intended products will be a viable solution for improving employee musculoskeletal wellness. If there is no viable market, then we will not be able to generate any revenues. In addition, we may have to abandon the business plan. Therefore, an investment in Medstretch may prove not to have any value and investors will lose the value of their investment.

We are dependent on creating goodwill and performance to attract clients and differentiate our software from other competitors. Without these elements for a new product, we may not be able to successfully market it or generate revenues.

         Should we be able to create our intended software product and design related services, our ultimate success will depend on the goodwill we generate and the brand name recognition we achieve over time as a provider of quality musculoskeletal wellness related software and services that will enable our target market of mid-to large-sized corporations and government agencies to reduce employee work related injuries. If we are unable to create goodwill and branding associated with our products and services, we believe we will not be adequately differentiated in the market place to attract the kinds of clients we plan to focus on and to generate sufficient revenues that will cover our operations.

Our targeted market of mid- to large-sized corporations and government agencies may not purchase our software products and services during an adverse economic environment. If we are unable to sell our products and services we will not be able to generate revenues.

         The software and services industries often are greatly affected by changes in the economy because our intended clients will have to make spending decisions based on maintaining profitability or positive cash flow and budget allocations. In many instances, and especially in a recessionary environment such as is being experienced now, businesses will focus their spending on marketing and sales efforts as opposed to purchasing software products and services as budgets will not include money for new products and services. As such, we may not be able to successfully compete for these funds. If we do not generate revenues, we may have to curtail operations. In such event, investors may lose the value of their investment.

If an employee or user of our software becomes injured following our prescribed exercise routines we could become subject to product liability or medical malpractice claims, for which we are not adequately insured. In that event, we would probably have to declare bankruptcy.

         If we develop and install our software and a user/employee accidentally becomes injured while attempting our prescribed exercises, we may be exposed to product liability or medical malpractice claims. We might also be required to indemnify the client corporations against any liability claims incurred by them as a result of products developed by us under licensing agreements. We currently do not carry adequate product liability or medical malpractice insurance. If we experience an uninsured or inadequately insured product liability claim, investor value would be materially adversely affected by the loss of assets and loss of business reputation. Thereafter, we may not be able to sell our then products, and we might have to declare bankruptcy.


Risks Relating to this Offering

Without a successful offering, we will not be able to implement our current business plan. Investors will lose the opportunity to profit from their investments.

         We are dependent on raising the proceeds in this offering to fund our operations during implementation of our business plan. If we do not raise sufficient capital, we will have to curtail aspects of our operations or abandon them altogether. Revising the business plan may result in our not being able to continue in business as planned. Investors will loose the opportunity to profit from our current business idea of a wellness software product.

This offering is being made without an underwriter; therefore, it is possible that Medstretch will not sell all the shares offered. If we do not sell enough shares to raise sufficient capital, we may curtail our business and investors will loose the opportunity of their investment.

         Our offering is self-underwritten. This means Medstretch will not engage the services of an underwriter to sell the shares. We intend to sell the shares through the efforts of one of our officers, and we will not pay her any commissions. Without the services of a professional finance firm, it is possible that we will not sell all the shares offered. If we do not raise the full amount being sought, we will have to modify our business plan to reduce our proposed expenditures. A substantial reduction in the business plan will not allow us to design and develop any of our software product or services, and we will likely be required to curtail our business operations. In that event, investors will lose the business opportunity of their investment in a wellness product.

This offering is being made without any escrow of investor funds or provisions to return funds. Consequently, investors may only be general creditors of the company and lose their invested funds.

         When investors make a subscription for our common stock, the purchase price will not be placed in any escrow account and will become a general asset of Medstretch. There are no investor protections for the return of invested monies prior to acceptance. In the event of bankruptcy of the company prior to acceptance of the funds, investors would lose their investment and their status as either an investor or creditor in bankruptcy would be unclear.

Because there is no minimum offering requirement, early investors in this offering bear a disproportionate risk of Medstretch being able to operate on the funds raised. Therefore, investor enterprise risk is greater for early investors because there may be inadequate funds to implement the business plan.

         This offering is made on a rolling basis with no minimum amount having to be raised. Therefore, early investors will participate in the offering with no assurance that a sufficient amount of funds will be raised for the intended uses. If insufficient funds are raised as a result of this offering, we will have to limit the extent to which we will be able to implement our business plan, but investors will not be able to get their investment funds back. Therefore, investors enterprise risk would be increased.

The offering price has been arbitrarily established and has not been based on any established business valuation criteria. Investors may be overpaying for their shares and not able to recoup their investment.

         The offering price has been arbitrarily established by the board of directors. It is not based on market factors, business appraisal or other established criteria of business valuation. We have not consulted with any finance professionals to determine the offering price. Consequently, the company or investors in this offering have no way of judging if the offering price is a fair value for the shares being offered at $0.05 per share. Investors may not be able to resale their shares at this value or at any value.

Our officers will have broad discretion in the allocation of the use of proceeds from this offering. Investors, therefore, will be at risk for the decisions management makes about the use of proceeds from this offering.

         All funds raised from this offering will be utilized in implementing our business plan. Although we have allocated the proceeds from this offering among several categories of uses in various projected monetary amounts, the proceeds categories may be changed by management at any time depending on their judgment of what is needed to accomplish the goals of the business plan. The monetary amount allocated to a use also may be changed depending on management's determination about the best use of the funds at a particular time. Therefore, investors will not have any control over the use of proceeds decisions made by management and are entirely reliant on managements' decision making abilities which may or may not accomplish the intended purposes.

There is no market for our common stock and the market price of the shares may fluctuate. Investors may not be able to recover their investment price per share in the market.

         There is no market for our common stock. We cannot give any assurance that a trading market for our common stock will develop or, if a market does develop, that the depth of the trading market for the common stock or the prices at which the common stock will trade. Therefore, investors may not be able to sell their common stock or achieve a return of capital or profit from the public market.

There can be no assurance that a public market will develop for the common stock. Investors may not be able to sell their common stock after the offering.

         We plan to take action so that our common stock will trade on the Over-the-Counter Bulletin Board ("OTC BB"). Because the OTC BB is a broker driven market, before our stock may be listed and quoted, brokers must apply for it to be listed and then establish market levels for it to trade. We must wait until brokers take the appropriate action before our common stock will trade in that market. There can be no assurance that a market will develop for the common stock. If there is no public market, investors may have difficulty in selling their common stock.

Because the common stock of Medstretch will be deemed "penny stock" under the Securities and Securities Exchange, investors bear the risk of not being able to readily resell the shares acquired in the offering in the public markets.

         The shares are defined as penny stock under the Securities and Exchange Act of 1934 and rules of the SEC. These rules impose additional sales practice and disclosure requirements on broker-dealers who sell our shares to persons other than certain accredited investors. For covered transactions, a broker-dealer must make a suitability determination for each purchaser and receive a purchaser's written agreement prior to sale. In addition, the broker-dealer must make certain mandated disclosures in transactions of penny stocks. Consequently, these rules may affect the ability of broker-dealers to make a market in our common stock and may affect the investor's ability to resell shares purchased in this offering.

Our directors and officers will have substantial ability to control our business direction. Therefore, investors if they are dissatisfied with the business direction of the company, will not be able to exercise their corporate authority as shareholders sufficient to change directors and consequently management and the business of the company.

         After the offering, assuming the sale of all the common stock, one of our directors and officers will own approximately 36% of the common stock outstanding. If less shares are sold in the offering, the percentage will be higher. Therefore, this person will be in a position to substantially influence the election of our directors, if not actually control it. Consequently, she will be able to influence the business operations of Medstretch. Concomitantly, investors may have little ability to influence management or the business direction of the company.

                                 USE OF PROCEEDS

         The offering is on a best efforts, no minimum purchase requirement basis. The principal use of proceeds will be to create our personal wellness and preventive health care software and market it to mid- to large- size corporations. Below are three alternatives of the application of proceeds that may be received at various levels of stock sold for our account in the offering:

                                         Based on       Based on       Based on
                                          25% of         50% of        100% of
 Activity                                Proceeds       Proceeds       Proceeds
 --------                                --------       --------       --------
Cost of the
Offering                                  $50,000        $50,000        $50,000

Programming costs of first
  version of the software                 $15,000        $40,000       $100,000

Beta testing of the software               $5,000        $30,000        $60,000

Marketing and sales                       $10,000        $45,000       $100,000

Hiring of consultants                      $5,000        $20,000        $60,000

Equipment costs                            $5,000        $20,000        $50,000

Ongoing legal & accounting fees
  for being a public company              $25,000        $25,000        $25,000

Working capital                           $10,000        $20,000        $55,000
                                         --------       --------       --------
Total                                    $125,000       $250,000       $500,000
                                         --------       --------       --------

         If our proceeds are less than 25% of the offering, we will utilize the proceeds to the extent possible for the following (listed in order of priority from first to last): paying for the cost of the offering, ongoing legal and accounting fees, finalizing research for the proposed software product, purchasing computer equipment, developing the software, beta testing, hiring sales and marketing staff, working capital and hiring consultants. We can give no assurance that funding of less than 25% of the offering will allow us to successfully implement any of our business goals. If the proceeds are $50,000 or less, they will be used to pay the accumulated expenses of this offering. If the proceeds are more then $50,000 but less than $75,000, the excess over the expenses of this offering will be used to meet the company's ongoing reporting, accounting and legal expenses to maintain itself. Management estimates that the annual amount necessary to maintain itself is about $25,000. Overall, if the proceeds are less than approximately $75,000, it will not be economical to pursue the proposed business plan, and management will not continue to implement the plan.

         Proceeds received by us not immediately required for the purposes described above will be invested principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest-bearing investments.

         Although we have made allocations for the use of our net proceeds from the offering, management may change the allocations within the aforementioned described categories at its sole discretion based on the amount of funds actually received. Such changes will be dependent on factors such as the cost of the equipment and the development costs of the software being substantially different than the estimated amounts in the table. Management will utilize all proceeds received from the offering in implementing our business plan. If less than all the shares are sold, it correspondingly will limit our ability to proceed in accordance with our business plan. We also would reduce the working capital allocation and try to reduce the other anticipated expenses. Significant reductions in our business plan or delays in taking action may impair our ability to implement our business plan causing us to curtail all or substantial parts of our potential business operations.

         Investors should understand that we have wide discretion over the use of proceeds within the context of the business plan. Therefore, our decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions other than through the process of changing the directors of Medstretch by stockholder action.

                                 DIVIDEND POLICY

         We have never paid any dividends. We can make no assurances that our proposed operations will result in sufficient revenues to enable profitable operations or to generate positive cash flow. For the foreseeable future, we anticipate that we will use any funds available to us to finance the growth of our operations and that we will not pay cash dividends to holders of common stock. The payment of dividends, if any, in the future is within the discretion of our board of directors and will depend on our earnings, capital requirements, restrictions imposed by lenders and on our financial condition, having funds legally available to pay dividends and other relevant factors.


                         DETERMINATION OF OFFERING PRICE

         The price of the shares and number of offered shares were arbitrarily determined in order for Medstretch to raise up to a total of $500,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value, or other established criteria of value. We also did not consult finance professionals to help establish the offering price. There is no assurance that the price paid for a share in the offering will be recoverable by a sale of the shares in the public market, or that a public market will value Medstretch as we have determined its value.


                                    DILUTION

         At December 31, 2001, we had a negative net tangible book value of $(24,000) or $(0.002) per share of common stock. Net tangible book value is equal to total tangible assets minus total liabilities. Our net tangible book value per share is calculated by dividing our net tangible book value by 12,000,000, the total number of shares of common stock outstanding.

         At December 31, 2001, after giving effect to the sale of 10,000,000 shares of common stock (excluding the shares sold by current stockholders) in this offering at an assumed initial public offering price of $.05 per share and the receipt by us of the net proceeds (net of $50,000 in expenses) from this offering, our pro forma net tangible book value would have been approximately $451,000, or approximately $.02 per share of common stock. The dilution is $.03 per share, or approximately 60%, less than the price that an investor in this offering would be paying for the stock. The dilution could be substantially more if we sell less than the full amount of the offering (10,000,000 shares). The following table illustrates the dilution based on various levels of the number of shares sold:

                                                           25% or         50% or         100% or
                                                         2,500,000      5,000,000      10,000,000
                                                           shares         shares         shares
                                                         ---------      ---------      ----------
Assumed public offering price per share                      $.05           $.05            $.05

Net tangible book value per share of common
  stock as of September 30, 2001 (actual)                 ($0.002)       ($0.002)        ($0.002)

Increase per share attributable to sale
  of common stock in this offering                         $0.008         $0.014          $0.022

Pro forma net tangible book value per share
  of common stock after this offering                      $0.006         $0.012           $0.02

Dilution per share of common stock to investors
  in this offering                                         $0.044         $0.038           $0.03

         The public  offering price is  substantially  higher than the pro forma
net  tangible  book  value  per  share.   Investors  will  incur  immediate  and
substantial dilution.

         The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share of common stock paid by our existing stockholders and by new investors in this offering:

                                  Price Per     Number of      Total Percentage     Consideration     Percentage of
                                    Share      Shares Held       of Ownership           Paid          Consideration
                                  ---------    -----------     ----------------     -------------     -------------
Existing stockholders               $.003       12,000,000           54.5%            $ 64,000             11.4%
Investors in this offering          $ .05       10,000,000           45.5%            $500,000             88.6%
                                                ----------          ------            --------            ------
Total                                           22,000,000          100.0%            $564,000            100.0%


                                 CAPITALIZATION

         The following table sets forth our capitalization as of December 31, 2001, on an actual and a pro forma basis, as adjusted for the issuance in January 2002 of 1,000,000 shares at $0.025 per share. The total proceeds from this sale were $25,000 and are being utilized to fund our operations.

                                                                           Pro forma
                                                                      As Adjusted for the
                                                    Actual              New Issues Since
                                               December 31, 2001      December 31,2001 (1)
                                               -----------------      --------------------
 Stockholders' equity:

 Common stock, $.001 par value

 Authorized 100,000,000 shares

 11,000,000 shares issued and
   outstanding at December 31, 2001
   and 12,000,000 shares issued and
   outstanding before the offering                 $ 11,000                  $12,000

 Additional paid-in capital                          28,000                   52,000

 Retained Earnings (deficit)                        (63,049)                 (63,049)
                                                    --------                 --------

 Total capitalization                              $(24,049)                 $   951
                                                   =========                 ========

(1) On December 14, 2001, the Board of Directors approved the issuance of 1,000,000 shares to Dungavel, Inc. for $25,000 in cash which will be used for current operating expenses. These shares were issued in January 2002.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS

         The financial information set forth in the following discussion should be read with the financial statements of Medstretch included elsewhere herein.


Plan of operations

         Medstretch proposes to develop a software product that will cause a user to take two mini-breaks during the workday in addition to any other breaks that may be taken, and during these two periods, the user will be shown certain exercises that they are encouraged to follow. The purpose of the software product is to promote musculoskeletal wellness in persons working in front of a computer for long periods.

         At this time the proposed Medstretch product is conceptual. This offering is being made to raise capital for implementation of the business plan that will complete the research, software development, beta testing and initial marketing. Medstretch is dependant on this offering to implement this business plan.

         It is expected that Medstretch will take up to about 20 months to implement those aspects of the business plan so as to be in a position to first commercially offer a software product.

         Although Dr. Partridge, over the prior several years, has accumulated data and formulated the basic concepts of the proposed software product that Medstretch intends to develop as a result of her practicing as a doctor of chiropractic and participation in the field, there must be finalization of the ideas and verification of the nature and length of the mini-breaks and the kinds of exercises that will be available on the proposed software as well as the initial determinations about the product presentation. Dr. Partridge plans to wait until Medstretch has received approximately $75,000 net proceeds from this offering so there is some financial assurance of the longer term business development of the company being achieved, and there is greater justification for her expending more time and effort in pursuing the Medstretch business proposition and reducing her time deployed in other activities. It is anticipated that this research finalization and initial product definition phase will take up to two months to complete after the receipt of sufficient funds as indicated above. Medstretch does not believe that this phase will incur any notable expenses.

         Once  the  basics  of  the  proposed   software  product  are  defined,
Medstretch will seek to hire an independent software development firm. In addition, if it appears necessary, Medstretch may hire a full- or part-time person to oversee the development of the proposed software and act as a liaison between Medstretch and the software developer. It is expected that this process will take about one to two months. Medstretch anticipates having the development undertaken in the Toronto area because it believes there are adequate human resources available at highly competitive prices, especially compared to costs in the United States. This phase will require minimal expense by the company, unless it has to hire personnel. Personnel costs, if incurred would be between $8,000 and $15,000. Most of the other costs of this phase will be related to hiring legal counsel to negotiate and draft the necessary agreements.

         When a development firm is selected, there will be a process undertaken to define the specifics of the proposed software product within a budget based on available funds at that time. This will be required for the engagement of the development firm and will be part of the contract negotiations. Because the delivery schedule and the broad outlines of the development schedule are typically part of the contract of engagement, the further definition of the product after entering into a contract will be refinements oriented towards the presentation of the graphics, options available to the user, and the look and feel of the overall software product and its packaging and labeling. As part of the software development phase, the animation, if any, or graphics will have to be developed, which will be characters used to demonstrate exercises. At this time Medstretch anticipates using the selected development firm to handle this requirement. If they are not able, Medstretch will have to engage a computer graphics - design firm to devise such animation or graphics. In either case Medstretch will rely on such firms to devise something compatible with its vision of the product that does not infringe on the copyrights of any other person. The software product will be written to be compatible with Windows 98, 2000 and NT. Medstretch is also exploring the feasibility of developing a version compatible with Macintosh. The technical aspects of this investigation will be part of the obligation of the selected software development firm, while the company will determine if it is likely to be a version representing potential demand. Medstretch does not anticipate that the writing of the proposed software will be particularly difficult, so it is anticipated that the schedule of deliveries, reviews and testing will be fairly tight. Also, management believes that there are readily available persons to work on its proposed software. At the beginning of this phase the objectives of the proposed software will be basically crystallized, subject to modifications that are required or desired as a result of the actual writing and testing of the proposed software: thus, it is expected that this phase will take about one month. Thereafter, the proposed software will be created. It is anticipated that the software writing phase and internal testing by Medstretch and development firm will take about two to four months.

         Another aspect of the software will be data capture. During the development stage and software writing, there will be evaluation of how user response will be maintained and how it might be used. Medstretch may decide this will be locally stored, and not otherwise available, or whether it will be available for use by the employer and Medstretch. As a result, the software may have to have data capture aspects which can be server linked using commercially available software or web based. Either characteristic will require certain capabilities of the system and computer on which it will be installed, so there may be additional development and installation costs that will affect marketing and the overall pricing of the proposed product.

         The cost of development is expected to be in the $15,000 to $100,000 range depending on the net proceeds. Payments under development agreements will have to be made on a periodic basis, with an up front deposit, typically 10 - 15% of the full contract amount, and progress payments at major milestones such as delivery points of the software for testing by Medstretch. Final payment, usually representing the largest single payment under a development contract, will only have to be made at the time of final delivery and acceptance by Medstretch of the proposed software.

         If Medstretch has only the minimum funds available to it, its product development plans will be modified to reflect the capital allocation. Management believes that there can be savings from changing the look and feel of the product which will not necessarily affect its efficacy. For example, to save expenses, the complexity of animation or graphics used to demonstrate the exercises can be reduced, the number of options available in the program can be limited and the overall presentation made more basic. Also, the amount of data capture and how captured data is transmitted, if at all, can be changed or eliminated which would have a significant impact on development costs. Undoubtedly, the appearance of the product and the way it operates will affect the marketing and the products reception among users. This is because computer users are becoming increasingly sophisticated through their daily experience and their expectations are consistently more demanding. Despite this, however, the basic purpose and methodology of the proposed program does not depend on special effects or highly sophisticated presentations. Therefore, as long as the message can be conveyed that the product will help achieve musculoskeletal wellness, and workers are made aware of the problems that can be forestalled or improved, management believes that the product will still be acceptable in the market even with a more fundamental "look and feel."

         After the proposed software product is finished by the development firm, Medstretch will launch beta testing. This phase is expected to take about six to 12 months. The time will depend on how long each beta test will be performed and the number of tests conducted. During the testing, Medstretch will have to evaluate the participants to see if the mini-breaks and exercises are functional for the purpose. This will require regular participant evaluations and responses. Because many of aspects of wellness are subjective to the individual, an important part of the testing will be interviews with and questionnaires obtained from the participants. Medstretch will expect to hire various persons in the chiropractic field and interviewers to gather the data that will validate the product. In addition, Medstretch will seek absenteeism data from the corporate employers participating in the testing. Beta testing is expected to produce some revenues to the extent the beta testers are charged for participation. In spite of any revenue from this phase, which cannot be assured since beta testing may have to be offered for free, the overall cost of this phase is anticipated to be in a range from $5,000 to $60,000 depending on the net proceeds, the number of beta sites and the use of hired interviewers and chiropractic persons.

         During the beta testing phase, license agreements, packaging designs and production of the proposed product will be undertaken. Medstretch will hire its attorneys to draft suitable, standard licensing agreements in the manner of "shrink wrap" agreements commonly deployed in the computer software industry. Packaging can be as simple and inexpensive as the financial resources and marketing concerns dictate. Labels can be printed, stickon labels or printed directly on the CD, containers can be paper or cardboard envelops or plastic jewel cases with or without graphics. Other than simple installation instructions, user manuals are not expected to be necessary because most instructions will be included on the software. Production is the method of presentation of the software: management believes it will only offer CD's which can be burned by the development firm or in-house. Because software licenses are fairly standard it is not expected that legal fees will be significant and many of the packaging decisions can be made with reference to actual financial resources available. Since the initial target audience for marketing is the corporate entity, management does not think packaging and production has to be as lavish as it might have to be more eyecatching and dramatic for a consumer launch. Therefore, the expenses for licensing, packaging and production are not expected to be significant expenses to the company.

         Marketing will commence after beta testing. It is anticipated that additional marketing persons will have to be hired at that time. Marketing may also be conducted through independent marketing companies, engaged on a fee or commission basis. Marketing strategy will be considered as beta testing is conducted, and decisions about marketing will be made based in part on the responses to the proposed product during testing. If beta testing is unsuccessful, management may decide not to pursue the business plan any longer. The cost of marketing will be highly variable because it can be limited or as broad as management decides given the resources. Currently, Medstretch believes it will need at least $10,000 to commence marketing.

         Medstretch has not begun to collect any data on possible vendors or service providers, beta testers or marketing firms. Medstretch does not have any arrangements or agreements in respect of any phase of its business operations for development of its proposed software.

         Medstretch will need to acquire computer equipment as soon as possible so that it may work on the proposed software product. These items are readily available at commercial computer outlets. The cost of this equipment is anticipated to be $7,000.

         Medstretch is being funded by loans from and the sale of securities to certain of its shareholders. The funds obtained have only been sufficient to cover the costs of professional accounting and legal services and the cost of SEC and other legal compliance. It is expected that funds will be available from management to continue to provide some funds for these purposes in the future. None of these sources are intending to provide funding for product development. There is no legally binding commitment of management to continue to fund the maintenance of the company. Current cash on hand will cover anticipated costs for approximately nine months from the date of this prospectus. After that, other funds will have to be obtained. Because the maintenance costs of the company are estimated to be about $25,000 per year, a small amount of proceeds after repayment of the expenses of the offering will cover keeping the company in compliance with its accounting, legal and reporting obligations for a reasonable period of time. Therefore, if the company receives at least $75,000 from this offering, it will be able to keep in compliance with its legal obligations for at least twelve months and not dissolve within that period.

         The proceeds of this offering are intended to cover the operational costs of Medstretch for the period of time necessary to commence marketing of a commercial product. This period is expected to be between 12 and 20 months, depending on the time each development phase takes. The time of some of the phases may be shortened if Medstretch sells the maximum number of securities offered hereby, because with the extra funds, it may be able to engage in more product development activities at one time. If funding is less than 25% of the offering, Medstretch will have to seek other funds, for which it has no arrangements at this time, or curtail its operations. Investors are cautioned that the completion of this funding is uncertain because Medstretch has not engaged an underwriter on a firm commitment basis and is selling the securities on its own.

         No assurance can be given that Medstretch will be successful in implementing any phase or all phases of the proposed business plan. Implementation depends on many factors, including, among other things, having enough funds when needed for each phase, developing a product that does what it purports to do, achieving market acceptance after development and testing, effective marketing, and developing a competent and sufficient management and staff team.

         If management is unable to implement its proposed business plan, it does not have any alternative proposals. In that event, investors should anticipate that their investment will be lost and there will be no ability to profit from the business opportunity of a musculoskeletal wellness product.


Overall Operating Results:

         We had no revenues since our inception (December 31, 1996) through December 31, 2001.

         Operating expenses since inception totaled $63,000 of which $21,200 were incurred primarily for legal and accounting services rendered in connection with our financial reporting obligations and the filing of the SB-2 registration statement with the Securities and Exchange Commission. Other operating expenses amounted to $16,800 and were incurred for consulting, supplies and filing fees. $5,000 of these expenses were incurred on December 31, 1996 for consulting services rendered by our first President and Chairman of the Board, Mr. Antonio Garcia. Mr. Garcia received 950,000 shares or 9.5% of our current common stock issued and outstanding for these services. For the year ended December 31, 2000, we incurred $9,000 for consulting services rendered by our former President and Chairman of the Board, Ms. Cindy Roach. Ms. Roach received 9,000,000 shares of our common stock (90% of the September 30, 2001 outstanding shares) for these services. In December 2001 we incurred a non-cash charge of $25,000 for the 1,000,000 shares of our common stock issued to Mr. Mitchell Geisler for consulting services rendered in connection with writing our current business plan.

         We have incurred a cumulative net loss since inception through December 31, 2001 of $63,000.

Liquidity and Capital Resources:

         Medstretch had no working capital as of December 31, 2001. It has obtained and anticipates obtaining funds to meet its day-to-day accounting, legal and reporting obligations from some of its shareholders or management. It does not, however, have any legally binding agreements to obtain any necessary operating funds and does not believe it will be able to obtain capital from other sources solely for the purpose of paying these kinds of obligations in the future if it is not implementing its business plan. Medstretch is dependent on raising capital in this offering to fund the business plan of developing and commencing marketing of the proposed software product.

         Management has indicated that it will consider funding the basic day-to-day operating needs of Medstretch over the next 24 months if the offering is not successful. None of these persons is legally obligated to fund Medstretch at any time or in any amount. The funding that management has agreed to consider would be solely for the purpose of paying office expenses, legal and accounting fees incurred for maintaining a public reporting company and other compliance matters. It is not anticipated that management will fund any of the implementation of the business plan. If Medstretch is able to sell securities for net proceeds less than sufficient to implement the proposed business plan, the funds will be retained and used for day to day operating expenses.
Reporting, accounting and legal expenses of the company while it is not operating a business are not expected to be very much. Therefore, these funds will permit the company to maintain itself and not dissolve for at least twelve months thereafter. Management has not developed any contingency plan in the event it does not raise sufficient proceeds from this offering or it is required to abandon its business plan.

         As of December 31, 2001, Medstretch had no cash, and the only asset were prepaid expenses. The total liabilities were $26,500, which includes $2,000 in accounts payable and the $24,500 due under the note to a shareholder.

         On December 14, 2001, Medstretch committed to sell 1,000,000 shares of common stock at $0.025 per share to Dungavel, Inc., a non-affiliated company. These shares were purchased as an investment by Dungavel, and are restricted under the securities laws of the United States. The shares were issued in January 2002 against payment of $25,000. The funds received will be used to fund the short term operating obligations of Medstretch. These funds are believed to be sufficient to cover operating expenses until the first receipt of the offering proceeds. If and when these funds are use up, management will have to find another source of funds, provide funds itself or curtail operations.

         ZDG Investments Limited, a shareholder, loaned funds to the company for the purpose of funding day to day obligations. The amount was initially loaned on December 20, 2001 and as of December 31, 2001 the amount due, including interest, was $24,094. The loan bears interest at 8% per year, and the principal and interest is due December 31, 2002, provided that the note is due earlier, in full, if and when the company begins implementation of its business plan and it has sufficient funds to repay the loan and pursue the plan. It is agreed between the parties that the loan will not be paid out of the proceeds of this offering. ZDG Investments Limited is an unaffiliated party to Medstretch and its officers and directors.

         Because of the small amount of its working capital, the uncommitted nature of the offering and the absence of any committed sources of funds, management cannot give any assurance that Medstretch will be able to continue its operations at any level.

         If this offering is not successful and management does not fund even minimal operations, Medstretch will have to cease its operations. As a result, any value that an investor has in the company will be lost.


New Accounting Pronouncements

         We have adopted FASB Statement 128. It is not expected that we will be impacted by other recently issued standards. FASB Statement 128 presents new standards for computing and presenting earnings per share (EPS). The statement is effective for financial statements for both interim and annual periods ending after December 15, 1997.

         FASB Statement 131 presents news standards for disclosures about segment reporting. We do not believe that this accounting standard applies to us as all of our operations are integrated for financial reporting and decision-making purposes.


Inflation

         Our results of operations have not been affected by inflation and we do not expect inflation to have a significant effect on our operations in the future.

                                    BUSINESS

General


         Medstretch is in the development stage. The current business plan is to develop a computer software program that will address certain musculoskeletal health issues arising from extended hours at computer work stations. There is growing realization that the longer and longer use and the more pervasive use of computers in daily life is resulting in an increasing number of physical musculoskeletal ailments.

         The proposed Medstretch product will encourage and guide participants through two, pre-scheduled five minute "health breaks" each work day. These will be in addition to any other breaks that participants may take. The programmed interruptions and the proposed exercises are intended to help prevent health issues developing in participants that arise from repetitive tasks, poor work habits and work environment stress or are intended to help alleviate health issues in persons with identified problems.

         Medstretch does not have any funding to commence development of its proposed software product or conduct any other developmental operations at this time. Its proposed products and services are solely in the conceptual stage. The purpose of this offering is to raise initial capital to implement its proposed business plan.


Corporate background

         Medstretch was incorporated in the State of Nevada on December 31, 1996, under the name Dynamic Reality, Inc. On February 7, 2002, the name was changed to Medstretch, Inc. to better reflect the business orientation of the company.

         From incorporation to late 2000, the company had no business operations. Then, from December 2000 to November 2001, under prior management, the business plan of the company was to create an Internet based, retail marketing and consumer information portal to provide consumers with a wide range of electronic consumer products. The company was unable to adequately fund that business plan because of the decline in interest for Internet based marketing during 2001, and the recession that was experienced at the same time; consequently that business plan was abandoned.

         In November 2001, there was a change of control of the company in which Dr. Kimberly Partridge, Doctor of Chiropractic, acquired a majority stake in the outstanding common stock of the company and became the sole director and officer.


The Medstretch opportunity

         As computers are used more extensively in the workplace and at home and sessions in front of them lengthen, there has been an increase in the musculoskeletal disorders of the users. The complaints include carpal tunnel syndrome, neck pain, back pain, sciatica, TMJ and headaches, among other things. The medical and chiropractic professions are realizing that the growing number of complaints is the result of the long hours persons spend before a computer for work and recreational uses or sitting at a desk at the office or in the home and the growing number of computer users throughout the population.

         More now than before, there is greater recognition that preventive measures should be taken to address workplace related health issues before they develop or become significant health concerns. Uniquely, in the area of office environment injury, many of the complaints can be prevented or reduced in severity with proper attention to exercise, ergonometrics, and rest-breaks. After a musculoskeletal disorder is diagnosed and medical treatment initiated in the normal course with doctors and therapists, there should be regular exercise and therapy opportunities so that wellness can be restored.

         There is a variety of available literature discussing the value of enforcing breaks on employees who use computers and encouraging them to engage in a variety of exercises as a means to address musculoskeletal issues. The following articles support the Medstretch business proposition but none of the data or results discussed has been independently verified by Medstretch:

o The United States Department of Labor released a study on March 28, 2001 entitled "Lost-work-time Injuries and Illnesses: Characteristics and Resulting Time Away from Work, 1999" available at http://www.bls.gov/news.release/osh2.nrO.htm. This report gathered data
         --------------------------------------------
         from a large number of companies. The companies experienced about 582,000 reported musculoskeletal disorders which accounted for more than one out of three of the injuries and illnesses involving recuperation and absence from work. Among the major disabling injuries and illnesses, days away from work were highest for carpal tunnel syndrome with a median of 27 days of work missed. In addition, repetitive motion, such as typing or mousing, resulted in the longest absences from work with a median of 17 days. This study, among others, demonstrates that these types of ailments exist in the workplace.

o The National Institute for Occupational Safety and Health, Taft Laboratories, Cincinnati, Ohio with Galinsy TL, Swanson NG, Sauter SL, Hurrell JJ, Schliefer LM reported on a field study of supplementary rest breaks for data-entry operations in May 2000. This study may be found at www.cdc.gov. This study examined the effects of supplementary
                  -----------
         rest breaks on musculoskeletal discomfort, eyestrain, mood, and performance in data-entry workers. Two rest breaks schedules were compared in a within-subjects design. Workers alternated between a conventional and a supplementary schedule in four-week intervals. The conventional schedule contained a 15-minute break during the first half of the work shift and a 15-minute break during the second half of the shift. The supplementary schedule contained the same two 15-minute breaks and a 5-minute break during each hour which otherwise did not contain a break for a total of 20 extra minutes of break time. Results were based on 42 workers. They indicated that discomfort in several areas of the body and eyestrain were significantly lower under the supplementary schedule compared to the conventional schedule. While there were increases in health issues from pre- to post-work periods under both schedules, the magnitude of the increases were significantly less under the supplementary schedule. In addition, the increases in discomfort of the right forearm, wrist and hand over the course of the work week under the conventional schedule were eliminated under the supplementary schedule. It was reported that these beneficial effects were obtained without reductions in data-entry performance.

o In an Norwegian study published in November 1997 entitled "Musculoskeletal Problems and Physical Activity: Results from a Long-Term Study," and available from PubMed (Index No. 9441472), a group of 42 employees with various shoulder, neck and back problems took part in a program of daily relaxation exercises at work combined with training at home. The conclusion was that for employees with musculoskeletal ailments, the combination of relaxation exercises and physical training with professional instruction and follow-up significantly reduced absenteeism from 11.2 days per year to 0.2 days per year. Where the relaxation and exercise program was continued, a 30 month follow up study showed that absenteeism remained at the reduced rate.


         Dr. Partridge's experience in her chiropractic practice supports many of the suggestions and conclusions found in the literature on the topic. Many of her clients are office workers and come to her with complaints related to neck pain, headaches, back pain, sciatica, carpal tunnel syndrome, TMJ and other ailments. She believes the source of the health issues is most frequently working in front of a computer for long hours. Her experience finds that breaks during the work day during which exercises are performed improves the health issue causing the complaint.

         Dr. Partridge's goal through the proposed Medstretch software product is to improve worker health and reduce employee absenteeism. She believes that a regularly followed program of stretching and frequent short or mini-breaks during the day will aid in the prevention of many of the pain complaints from the physical and emotional stresses placed on the human body in the modern work environment. In addition, where there can be early diagnosis of these health issues, recovery may be much faster and more complete and less intrusive for the employer. Finally, a program of exercise and breaks will facilitate recovery where the ailment is diagnosed or already severe.

         The Medstretch solution is to devise a software program that will require additional, scheduled mini-breaks for workers during which they will be encouraged to undertake a series of demonstrated exercises to promote musculoskeletal health. There may also be the opportunity for the worker to record the exercises performed and consider health issues by self examination and awareness. The concept is that the proposed Medstretch software program will be installed on each user workstations whereby the user is requested to participate in two pre-scheduled health breaks each day. The proposed software would lead the user/participant through a series of easy exercises that will be intended to relieve musculoskeletal stress and strain and improve circulation. After the break, there will be an opportunity to log exercises and answer health related questions. The hope is that corporations which use the proposed software will achieve the benefits of reduced absences from work for those types of preventable disorders and improve productivity and the workers will be healthier.

Business objectives

         The first objective of Medstretch is to develop a software program that will schedule breaks in the workday for persons using computers during which the individual will be encouraged to do exercises oriented towards specific health issues.

         If Medstretch is successful in developing the first software product and is able to commence marketing it, the company will contemplate developing additional software products that address specific requirements of the worker. These would be software programs that allow for customization to suit specific schedules or exercise needs. Currently, Medstretch will need additional capital for these further concepts, and such proposals will be dependant on the successful development and marketing of the first software product. Medstretch does not believe that the proceeds of this offering will enable it to pursue any of these additional software products.

         It is also the business objective that in conjunction with the software products, the company will offer various consulting opportunities. These offerings will only be considered if Medstretch commercially markets its first product and would probably not be available until six-months to a year after the first market launch. These possible consulting services would include:

o Lectures to management on the advantages of wellness training for workers;

o        Development  of  stretch  and  exercise  programs  for use in  specific
         workplaces   which  may  be  included  in   customizable   software  or
         supplemental to company software products;

o Creation of early disorder identification programs for management and workers;

o Seminars for management and workers to educate them on the need for wellness awareness; and

o        Demonstrations of stretch and exercise programs.


Software research and development

         The initial software product will include two, daily, pre-scheduled, five-minute breaks. The software will be designed to focus on a series of easy to perform exercises which will offer health benefits that should help avoid musculoskeletal injuries, increase blood flow, and generally energize the worker. The program will have animated or other forms of characters that are intended to motivate and guide the participant through practical and effective exercises during the breaks. There may be interactive elements to the program to record the level of participation in the suggested exercises and consider personal wellness. This data could be used to track the frequency and extent that workers participate in the suggested exercises and some aspects of their health depending on how the data is captured and deployed.

         The initial software product will be oriented to the larger corporate user and government or agency user. A more general retail product only will be developed if there is success at the larger user level. The reason for this is that management believes that if it is successful in creating the software, it will be easier to find meaningful beta testers among these potential users. It also believes that initial sales in this market will be easier and less expensive to generate than at the retail level even though the lead time to a completed sale may be longer than with smaller enterprises.

         The proposed schedule of initial software development will commence after sufficient funds are raised in this offering to satisfy the research and development of the first software product. The schedule may be somewhat faster if Medstretch is able to raise the full amount of capital in this offering.

         The initial phase of the business plan will be to further research and validate current beliefs as to the nature and frequency of the breaks that workers should experience during the work day. This will included investigations to determine integration of new breaks into existing schedule structures such as current permitted breaks and lunch time. Research will also be performed into the type of standard exercises that should be performed during the breaks and those that will be most readily understood and followed by the average worker.

         After the aforementioned research is conducted, development of the proposed software will be commenced. It is managements' intention that Medstretch will engage outside programming firms to write the program to its specifications. This may entail hiring at least one full- or part-time person for Medstretch so as to oversee the process of defining the parameters of the software and working with programmers to achieve the desired product. Management believes that there are many firms available in the Toronto area, as well as elsewhere, to write software programs of the nature it seeks.

         Beta testing will be made in as many locations as Medstretch is able to engage. Beta testing is expected to take between six to twelve months and will be conducted in the Toronto area. Management will seek beta testers either by offering the software on a limited basis at no cost or on a reduced cost basis for greater numbers of users. As part of the beta testing, Medstretch will have to engage sufficient chiropractic personnel and other interviewers to evaluate the test subjects before, during and after the test period. Management believes these persons are readily available in the Toronto area. The test period for any participant group in the beta test is expected to be 12 weeks. Management believes that this is sufficient time for it to evaluate whether or not there are discernable benefits from the software. Installation of the software will be undertaken by the beta participant's information services department in conjunction with Medstretch personnel when necessary. These persons will have to be hired in the future, but management believes they are readily available in the Toronto marketplace. Management expects that the software to be developed will be designed so that it will not have to provide extensive installation or installation support.


Marketing

         Marketing will begin after completion of beta testing and product adjustments to reflect the results of the beta experience. If it is determined from the beta testing that there are minimal benefits derived from the product, management may decide to abandon the business objective.

         Assuming that a viable commercial product is developed, the target market will be the mid-sized and larger-sized corporations and government and its agencies. The initial geographic market will be in the Toronto area since that is were the office and development facilities are expected to remain. These kinds of users have been selected because management believes that the proposed product will capture the attention of businesses and agencies that have human resource departments that are concerned about absenteeism, productivity and the financial cost of worker illness. Since the software is intended to promote preventive health care and personal wellness leading to better attendance and improved productivity through healthier and more relaxed workers, management believes that these entities will be more receptive to the proposed product.

         To some extent, management believes that a portion of this initial market will also have been introduced to the product through the beta testing phase of development.

         In addition to marketing to the end user, Medstretch will also seek partnering relationships with insurance companies and insurance brokers. Management believes that these entities might be interested in a product that could promote health and early detection as workers are more aware of musculoskeletal health issues resulting from the workplace.

         Currently management anticipates that market contact approaches will be made by direct calls, referrals and limited advertising. Management intends to get the attention of the purchaser/employer and the user/employee. Management believes it is important to understand our potential audience in order to successfully meet their needs and expectations. Employers must identify with the value that promotion of preventative health care and personal wellness products and services can deliver to employees, and subsequently, to the company's bottom line. Employees must be offered easy to understand information and non-intrusive, motivational tools that are useful and effective in promoting their wellness.

         The marketing plans beyond the initial phase will require additional capital funds. Medstretch does not have any source of those funds or commitments for those funds. Also, Medstretch will have to hire marketing persons or entities for implementation of the marketing program. Even though many of the marketing proposals mentioned above have been successfully used in the past by different service providers, there is no assurance that Medstretch will be able to use them successfully to create the client base we seek. Moreover, because the consumer is increasingly sophisticated and exposed to a multitude of marketing programs, Medstretch will have to constantly appraise our strategies and seek ways to change and improve them so as to remain in their attention and competitive.

Revenue sources and pricing

         Because the price of an additional item of software is always an important issue in its success, we have considered various user cost structures. These are in the preliminary stages of consideration since Medstretch does not yet have any products to sell, has not done any market research on this point, and has not effected any beta testing. Moreover, because of the expected time of development and related costs and the reactions by beta testers, the current pricing concepts may have to change. Based on the current business plan and expectations as to expenses, time to market and the anticipated reception of the product, we intend to price our initial product offered to the business and government entity as follows:

o The acquisition of the right to use the software product to be developed, the installation and set-up for up to 10 computer terminal will be approximately $4,000;

o Each additional license, up to 100 in total, will be at approximately $50 per computer terminal; and

o After initial installation, there will be an annual license fee of approximately $25 per computer terminal.

         Medstretch will consider discounts depending on the number of terminals being licensed in excess of these numbers. In addition, the company may have to offer various support and maintenance agreements, neither of which have been determined by Medstretch at this time. Consumer pricing will be considered at the time that a consumer version, if any, is being developed and an assessment of the cost of development and marketing.

         In addition to licensing the proposed software products, Medstretch anticipates that it will provide consulting services. These may include professional seminars and workshops. These are anticipated to cover topics relevant to the proposed software, such as general health care, identification of musculoskeletal issues, staying in shape, exercises for the workplace, lifestyle management, healthy eating and workplace ergonomics. These will be offered in different pricing structures based on hourly rates and flat fees. Management anticipates that these kinds of services will be available approximately six months after the sales of the initial software product are initiated.


Competition

         Currently, on the market, there are several similarly appearing products to what the Medstretch proposed software will be. These products, however, are somewhat different in the objectives of the Medstretch product and are offered to a different market. The current products in the market are generally designed for the consumer market and generally only offer a reminder interruption to the user. Some of the products pause the screen for varying lengths of time, and some remind the user to take a short break, check posture, check computer set up, and/or provide a log as to how much a user has typed or "moused" during a given day or timeframe. Management is not aware that any of these products suggest exercises or offer pictorial demonstrations of exercise or provide for recordation of the exercises undertaken by the user. There are a variety of similar software programs that may be downloaded from the Internet, for a nominal fee, or that come with some ergonometric peripheral computer products. Most of these current products are not intended to be anything more than a reminder. Also, these reminders are often easily ignored interruptions so they do not really instill much attention or use.

         Medstretch intends to compete with these products by offering something that is less easily ignored and more demonstrative of what the computer user should do to maintain or achieve workplace wellness. Our ability to compete will depend on the level of quality and service we provide through the product and to the users as well as the perception by the corporate purchaser and user that there is improvement in absenteeism, wellness and morale. There can be no assurance that Medstretch will be able to accomplish its business objectives or compete on a profitable basis within its target market.


Legal proceedings

         We are not a party to any material legal proceedings, and no material legal proceedings have been threatened by or, to the best of our knowledge, against us.

         Once we have a software product to either beta test or offer for sale, we may become subject to product liability and medical malpractice claims. We do not have any insurance against these types of claims at this time, and we will consider it in the future. We believe that such insurance is very expensive and not necessarily readily available. Without insurance, management may decide to limit the company's operations. Even with insurance, we may suffer direct losses for these types of claims. In connection with our products, we may also have to indemnify purchasers for damages resulting from the use of our products. If we experience an uninsured or an inadequately insured event, we may not have the ability to pay and may have to terminate our business or seek protection in the courts. In either of these events, investors at such time will lose their investment or at least be materially adversely affected.

Description of Property

         The offices of Medstretch are located at 4920A Yonge Street, Toronto, Ontario, Canada M2N 5N5. The telephone number is 416-540-3234.

         We are entitled to use office space otherwise provided to our executive officer pursuant to an oral agreement. In addition, we are provided office services as may be required. We currently do not pay any amount for the office space or services. Any costs of this office are considered immaterial to the financial statements and accordingly are not reflected therein. We believe that this facility is adequate to meet our corporate needs in the foreseeable future.


Employees

         Our only employee is Dr. Kimberly Partridge, our president, secretary and sole director who is working part-time on a non-salaried basis while we are in the development stage. Once adequate funding is secured, we anticipate that staffing requirements during the development stage will include a computer programmer, a marketing representative and a sales representative. If we are successful in fully implementing our current business plan, we anticipate the need for seminar leaders, accounting and general administrative personnel. We may also have to hire computer support personnel. These anticipated employees will be phased in as product development is undertaken and the product is marketed.



                                   MANAGEMENT


Executive Officers and Directors

         The sole officer and director of Medstretch is Dr. Kimberly Partridge. Dr. Partridge is 33 and a Doctor of Chiropractic. She graduated from the University of Toronto in 1992 with a Bachelor of Honors in Science. In 1996, Dr. Partridge graduated from the Canadian Memorial Chiropractic College with a Doctor of Chiropractic Degree, and began her professional chiropractic career with a two year tenure at Ceder Heights Chiropractic Clinic. Since 1998, Dr. Partridge has operated a private practice, known as the Yonge Sheppard Chiropractic Wellness Center located in Toronto, Ontario.

         Dr. Partridge is a member of the Ontario Chiropractic Association, Canadian Chiropractic Association, North York Chiropractic Society and the North York Chamber of Commerce.

         In addition to private practice treating individual patients for their complaints, Dr. Partridge offers various seminar and similar type of programs to Toronto based corporate and government clients. These offered programs include:

o Lectures to management on the advantages of wellness training for persons in the workplace;

o Development of stretch and exercise programs for use in the workplace designed to forestall musculoskeletal disorders;

o        Development of rest period and mini-break programs for clients;

o Creation of early disorder identification programs for management and workers;

o Seminars for management and workers on the value of wellness awareness and activities that may be harmful resulting from the workplace; and

o        Demonstrations of stretch and exercise programs.

         These services will not be competitive to those offered by Medstretch. If at a time there is a conflict, Dr. Partridge has indicated she will defer to the corporation any conflicting opportunity.


Executive Compensation

         We have not paid any cash compensation or other benefits to our executive officers since our inception. Cash compensation amounts will be determined in the future based on the services to be rendered and time devoted to our business and the availability of funds. Other elements of compensation, if any, will be determined at that time or at other times in the future.

         Ms. Cindy Roach, our president, secretary and sole director until December 14, 2001, did not receive any cash compensation for her services. On January 17, 2001 Ms. Roach was issued 9,000,000 shares of common stock in payment of her services as a consultant in preparation of the company business plan and a charge of $9,000 was expensed. To enhance Ms. Roach's prior investment in the company, she transferred to Dr. Kimberly Partridge at the time of Dr. Partridge becoming the president, treasurer, secretary and a director of the company, 8,000,000 shares of the 9,000,000 shares of common stock that she owned personally. Ms. Roach could not foresee the company being successful with the prior business plan of an Internet retailer of computer and related products and believes that the adoption of the Medstretch concept would increase the likelihood of creating value for her remaining 1,000,000 shares. Ms. Roach received no consideration for the transfer of her shares.

         Until we have sufficient capital or revenues, Dr. Partridge will not be provided cash remuneration. At such time as we are able to provide a regular salary, it is our intention that Dr. Partridge will become employed pursuant to an executive employment agreement, at an annual salary to be determined based on her then level of time devoted to Medstretch and the scope of her responsibilities. Until we enter into an employment agreement, we may use shares of common stock to compensate Dr. Partridge. In addition, we may use common stock to compensate others for services to Medstretch.


Director Compensation

         Persons who are directors and employees will not be additionally compensated for their services as a director. There is no plan in place for compensation of persons who are directors who are not employees, but it is expected that in the future we will create a remuneration and reimbursement plan.


Other Compensation Arrangements

         On December 14, 2001, the Board of Directors and a majority stockholder by written consent adopted an equity-based compensation plan known as the "2001 Equity Performance Plan". The plan provides for up to 3,000,000 shares of common stock to be available for issuance to directors, officers, consultants and others as permitted under the plan. Shares issued under the plan will be deemed to be duly authorized, fully paid and non-assessable shares of common stock. To date, no awards have been granted under the plan.


                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of December 28, 2001, the name and shareholdings of each person who owns of record, or was known by us to own beneficially,* 5% or more of the shares of the common stock currently issued and outstanding; the name and shareholdings, including options to acquire the common stock, of each director; and the shareholdings of all executive officers and directors as a group.

                                                NUMBER OF         PERCENTAGE OF
     NAME OF PERSON OR GROUP                  SHARES OWNED *        OWNERSHIP
     -----------------------                  --------------      -------------

Dr. Kimberly Partridge (1) **                    9,000,000            75.00%
Cindy Roach (2)                                  1,000,000             8.33%
Mitchell Geisler (3)                             9,000,000            75.00%
Dungavel, Inc. (4)                               1,000,000             8.33%

All executive officers and Directors
  as a group (one person)                        9,000,000            75.00%

 --------------
* Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock issuable upon the exercise of options or warrants currently exercisable or convertible within 60 days, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.
** Dr. Kimberly Partridge is the company's president, secretary and sole director.

(1) Dr. Kimberly Partridge's business address is 4920A Yonge Street, Toronto, Ontario M2N 5N5 Canada. Dr. Partridge's spouse is Mr. Mitchell Geisler. Includes 1,000,000 shares owned by Mr. Geisler but as to which she disclaims beneficial ownership.
(2) Cindy Roach's business address is 60 Waverly Road, Toronto, Ontario M4L 3T1 Canada.
(3) Mitchell Geisler's business address is 141 Adelaide Street West, Suite 1004, Toronto, Ontario, M5H 3L5. Mr. Geisler's spouse is Dr. Partridge. Includes 8,000,000 shares owned by Dr. Partridge but as to which he disclaims beneficial ownership.
(4) Dungavel, Inc.'s business address is British Colonial Centre of Commerce, 1 Bay St. Third Floor, P. O. Box N-7115, Nassau, Bahamas. The control person of Dungavel is Boris Stein.

There are currently no outstanding options or warrants to purchase shares of our stock.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         In January 2001, the company issued 9,000,000 shares of its common stock to the company's former president and director, Ms. Cindy Roach, for drafting our prior Internet retail business plan. Ms. Roach transferred to Dr. Kimberly Partridge 8,000,000 shares of the 9,000,000 shares of common stock that she owned.

         In January 2002, Mr. Mitchell Geisler, the spouse of current president, Dr. Kimberly Partridge received 1,000,000 shares of our common stock for consulting services rendered in connection with the preparation of the company's current business plan. These services were valued at $25,000 or $0.025 per share and a non-cash charge was included in the financial statements presented elsewhere herein.


                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of 100,000,000 shares of capital stock, all of which is designated common stock, $.001 par value. As of December 19, 2001, there were 12,000,000 shares of common stock issued and outstanding.


Common Stock Description

         The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. In addition, the holders are entitled to receive dividends ratably, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our dissolution, liquidation or winding-up, the holders of common stock are entitled to share ratably in all the assets remaining after payment of all our liabilities and subject to the prior distribution to any senior securities that may be outstanding at that time. The holders of common stock do not have cumulative voting rights or preemptive or other rights to acquire or subscribe for additional, unissued or treasury shares. The holders of more than 50% of such outstanding shares, voting at an election of directors can elect all the directors on the board of directors. All outstanding shares of common stock are, when issued, the shares of common stock offered hereby, are full paid and non-assessable.

         Prior to this offering, there has been no public market for our common stock. The common stock is not approved for listing on any trading medium or exchange. After the offering, we plan to take such action as may permit a broker-dealer to apply for quotation of the common stock on the Over-the-Counter Bulletin Board. The OTCBB is a broker driven market. We independently are not able to make an application for listing Medstretch on that market. Therefore, we are dependant on an application being made and market quotes being supplied by a broker-dealer. If no broker-dealer takes action in respect of the common stock, there will be no trading on that market. Prior to any listing on the OTCBB, it is possible there may be trading of the common stock on the "pink sheets".

         Even if there is a quote for the common stock, there can be no assurance that an active market will develop. If an active trading market is not developed or maintained, the liquidity and trading price of our common stock could be adversely affected. The per-share price in this offering was determined by the management of Medstretch. It may bear no relationship to the price at which the shares will trade upon completion of this offering. It also is not indicative of the future market performance of the common stock.

         It is anticipated that trading our capital stock will be subject to the "penny stock" rules as defined in Rule 3a51-1 of the Securities and Exchange Act of 1934. The penny stock disclosure requirements may have the effect of reducing the level of trading activity of our common stock in the secondary market.

         Pursuant to the Penny Stock Reform Act of 1990, prior to effecting any transaction in any penny stock, a broker or dealer is required to give the customer a risk disclosure statement the content of which is to include the following:

1.       A description of the nature and level of risk for the market.

2. A description of the nature and level of the risk in the market for penny stocks.

3. A brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of a spread between bid and ask prices.

4. A toll free telephone number for inquiries on disciplinary actions relating to security violators.

5. A definition of significant terms used in the Risk Disclosure Document or in the Conduct of Trading in Penny Stock.

6.       Such other information as the SEC shall require by rule or regulation.

         The Penny Stock Reform Act also directed the SEC to adopt rules requiring broker/dealers, prior to effecting any transaction in a penny stock, to disclose in connection with the transaction the following:

1.       The bid and ask prices for the penny stock.

2. The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stocks.

3. The amount and a description of any compensation the broker/dealer and associated persons will receive in connection with the transaction.

4. Such other information as the SEC by rule determines to be useful and reliable information relating to the price of such stock.

         The disclosure scheme under the Penny Stock Reform Act has three related layers designed to inform investors of the extraordinary risk associated with investments in the penny stock market. The first layer requires a broker-dealer prior to the initial transaction in a penny stock with the customer to furnish the customer with a Risk Disclosure Document including, among other things, a description of the penny stock market and how it functions, its inadequacies and shortcomings, and the risk associated with investments in the penny stock market. The second layer consists of transaction related documents that the broker-dealer must make available prior to effecting a transaction in penny stocks, including quotation information, the dealer's and salesperson's compensation in connection with the transaction. Finally, the customer must be furnished with a monthly statement including prescribed information relating to market and price information concerning the penny stocks held in the customer's account.

         The Risk Disclosure Document is a generic disclosure document that must be given to the customer by a broker-dealer before the initial transaction with the customer of a penny stock whether the transaction is in connection with the distribution of a security or a trading transaction. The broker-dealer must receive, and preserve as part of his records a written acknowledgment of receipt of the document from the customer prior to effecting a transaction in a penny stock.


Stock Transfer Agent

         The stock transfer agent for the common stock is Executive Registrar, 3118 West Thomas Road, Suite 707, Phoenix, Arizona 85017.


Holders

         As of February 27, 2002, there were 33 holders of record of the common stock.


                          SHARES HELD FOR FUTURE RESALE

         After the completion of the full offering, we will have 22,000,000 shares of common stock outstanding. All 10,000,000 shares sold in the offering will be freely tradeable without restriction under the Securities Act of 1933. Of the 12,000,000 shares outstanding prior to the offering, 4,000,000 shares are being registered under this Prospectus and may be sold from time to time in the public market subject to the Securities Act requirements by the selling stockholders and 8,000,000 shares will be eligible for public sale without registration in December 2002 pursuant to Rule 144.

         Under Rule 144, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year, including the holding period of any prior owner except an affiliate, would be generally entitled to sell within any three month period a number of shares that does not exceed the greater of (i) 1% of the number of then outstanding shares of the common stock or (ii) the average weekly trading volume of the common stock in the public market during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about Medstretch. Any person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of Medstretch at any time during the three months preceding a sale, and who has beneficially owned shares for at least two years (including any period of ownership of preceding nonaffiliated holders), would be entitled to sell shares under Rule 144(k) without regard to the volume limitations, manner-of-sale provisions, public information requirements or notice requirements.

                              SELLING STOCKHOLDERS

         The following tables list certain information, as of February 27, 2002, regarding the beneficial ownership of our outstanding common stock by each of our selling stockholders, which are being registered pursuant to this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them.

         The 4,000,000 shares of common stock that we are registering pursuant to this prospectus that are owned by current stockholders (excluding the 10,000,000 of new shares being offered by Medstretch are listed under the column "Number of Shares Being Offered". To the best of our knowledge, none of the selling stockholders are broker-dealers or affiliates of broker-dealers.


         The  information  provided in the following  table with respect to each
selling  stockholder  is  based  on  information   obtained  from  that  selling
stockholder.

                                            Number of Shares    Percent of Ownership    Percent of Ownership
           Name and Address                    Being Offered     Before the Offering      After the Offering
           ----------------                    -------------     -------------------      ------------------
Glen Akselrod                                        475,000                   3.96%                      0%
5785 Yonge St., Ste 701
Toronto, Ontario M2M 4J2

Boav  Ben-Mosahe                                       2,000                    .02%                      0%
255 Anenida Granada #115
Palm Springs, CA 92362

Michael Keith Booth                                    2,000                    .02%                      0%
1912 S. Pacific Street
Oceanside, CA  92054

Emilio Cabellero                                       2,000                    .02%                      0%
221107 Fair Oaks Ave., Ste. 32
S. Pasadena, CA 91030

Cindy Carrie                                           2,000                    .02%                      0%
P. O. Box 822
Solana Beach, CA 92075

Kenneth Charity, Jr.                                   2,000                    .02%                      0%
20322 Lighthouse Lane
Huntington Beach, CA 92646

Dungavel, Inc.                                     1,000,000                   8.33%                      0%
British Colonial Centre of Commerce
1 Bay St. Third Floor
P. O. Box N-7115
Nassau, Bahamas

Jennifer Ferrante                                                               .02%                      0%
9535 Vilven                                            2,000
Houston, TX 77057


                                       22

Gus Galante                                            2,000                    .02%                      0%
3266 Lochlomond Road #201
Carlsbad, CA 92008

Allison Garcia                                         2,000                    .02%                      0%
5875 Los Santos Way
Buena Park, CA 90620

Mitchell Geisler (1)                               1,000,000                   8.33%                      0%
1809-110 Erskine Ave.
Toronto, Ontario M4P 1Y4

David H. Hack                                          2,000                    .02%                      0%
232 West Smoot Drive
Tucson, AZ 85705

Stephanie Hill                                         2,000                    .02%                      0%
1555 West Renee Drive
Anaheim, CA 91802

Tawny Hill                                             2,000                    .02%                      0%
5855 Naples Plaza #204
Long Beach, CA 90803

Keith Johnson                                          2,000                    .02%                      0%
2101 S. Hearthstone Ave.
Tucson, AZ 85710

Al Landau                                            100,000                   0.83%                      0%
201 Kingslake Rd.
Toronto, Ontario M2J 3G5 Canada

Tony Martinez                                          2,000                    .02%                      0%
2800 Saturn St., Ste. #200
Brea, CA 92821

Gloria Miller                                         75,000                   0.63%                      0%
9 Spindlewood Drive
Toronto, Ontario M2J 2M9 Canada

Annette Obrien                                         2,000                    .02%                      0%
16761 Viewpoint Lane #187
Huntington Beach, CA 92647

Phil Perez                                             2,000                    .02%                      0%
7093 El Viento Way
Buena Park, CA 90620

Richard Perez                                          2,000                    .02%                      0%
12449 Gradwell Street
Lakewood, CA 90715


                                       23

Joel Rattray                                           2,000                    .02%                      0%
5181 Del Sol Circle
La Palma, CA 90623

Bryan E. Rhodes                                        2,000                    .02%                      0%
2011 S. Cloverland
Tucson, AZ 85711

Cindy Roach (2)                                    1,000,000                   8.33%                      0%
60 Waverly Road
Toronto, Ontario M4L 3T1 Canada

Lynde Russell                                          2,000                    .02%                      0%
114 North Calle Marcus
Palm Springs, CA 92262

Eric Sherman                                           2,000                    .02%                      0%
1623 3rd Avenue 4K
New York, NY 10128

Kirsten Shermerhorn                                    2,000                    .02%                      0%
2653 Alicante Road
La Miranda, CA 90520

Dave Shutts                                            2,000                    .02%                      0%
21686 Calle Alcazar Street
Yorba Linda, CA 92887

Victoria Smith                                         2,000                    .02%                      0%
14 Sand Dollar Court
Newport Beach, CA 92663

Tanya Wattenberg                                       2,000                    .02%                      0%
9160 East Deer Trail
Tucson, AZ 85710

Jennifer Worden                                        2,000                    .02%                      0%
9055 E. Catalina Hwy.  Ste. 5206
Tucson, AZ 85749

ZDG Investments Limited (3)                          300,000                   2.50%                      0%
141 Adelaide Street West, Unit 1004
Toronto, Ontario M5H 3L5
                                               -------------     -------------------      ------------------
Total                                              4,000,000                  33.33%                      0%

(1) Mr. Mitchell Geisler is the spouse of Dr. Kimberly Partridge, the company's president, treasurer, secretary and sole director. Mr. Geisler received 1,000,000 shares for consulting services provided to Medstretch.
(2)  Ms. Cindy Roach is the former president and director of Medstretch.
(3) ZDG Investments Limited has loaned Medstretch $24,100 to fund operations during the year ended December 31, 2001. The control person of ZDG Investments is Rob Landau.

                              PLAN OF DISTRIBUTION


Shares Offered by the Company

         The 10,000,000 shares being offered by Medstretch will be sold by the efforts of Dr. Kimberly Partridge, president, treasurer, secretary and a director of the company. She will not receive any commission from the sale of any shares. She will also not register as a broker-dealer pursuant to Section 15 of the Securities and Exchange Act of 1934 in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. These conditions included the following:

         1.     None  of  the  selling   persons  are  subject  to  a  statutory
disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of participation,

         2. None of such persons are compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities,

         3. None of the selling persons are, at the time of participation, an associated person of a broker-dealer, and

         4.     All of the selling  persons  meet the  conditions  of  paragraph
(a)(4) (ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform or are intending primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities, and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months, and
(C) do not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on this rule.

         Since the offering is self-underwritten, we intend to advertise and hold investment meetings in various states where the offering will be registered and will distribute this prospectus to potential investors at the meetings and to persons with whom management is acquainted who are interested in Medstretch and a possible investment in the offering.

         We are offering the shares subject to prior sale and subject to approval of certain matters by our legal counsel.

         This offering will commence on the date of this prospectus and continue for a period of nine months, unless we sell all the shares prior to that final date. We may terminate this offering at any time, for any reason; thus not selling any or all of the shares offered. There is no minimum number of shares that we are required to sell.


Procedure of Subscription

         If you decide to subscribe for shares in this offering, you will be required to execute a subscription agreement and tender it, together with a check or wired funds to us, for acceptance or rejection. You may subscribe for any number of shares in this offering. All checks should be made payable to Medstretch Inc. A copy of this agreement will accompany a prospectus or may be obtained from us by persons who have received a prospectus and requested the agreement.

         We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

         Subscriptions for securities will be accepted or rejected promptly. Once accepted, the funds will be deposited in an account maintained by us and considered assets of Medstretch once cleared by our bank. Subscription funds will not be deposited in an escrow account. Certificates for the shares purchased will be issued and distributed by our transfer agent, within ten business days after a subscription is accepted and "good funds" are received in our account. Certificates will be sent to the address supplied in the investor subscription agreement by regular mail.

Shares Offered by Selling Stockholders

         We have agreed to register for public resale, shares of our common stock which have been issued to the selling stockholders. The selling stockholders will receive all of the net proceeds from their sales. The selling stockholders may, from time to time, sell all or a portion of the shares of our common stock, which they own at $0.05 per share. The selling stockholders may also sell their shares of our common stock in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus.

         The selling stockholders may sell their shares of our common stock directly to purchasers or may use brokers, dealers, underwriters or agents to sell such shares. Brokers or dealers may receive commissions, discounts or concessions from a selling stockholder or, if any such broker-dealer acts as agent for the purchaser of such shares, from a purchaser in amounts to be negotiated. Such compensation may, but is not expected to, exceed that which is customary for the types of transactions involved. From time to time a selling stockholder may pledge its shares. Upon default by a selling stockholder, the financial institution may offer and sell such pledged shares at $0.05 per share.

         The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in sales of their shares of our common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of such shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

         We are required to pay all fees and expenses incident to the registration of the shares of our common stock offered hereby other than broker-dealer discounts and commissions. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.


                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

         On December 11, 2001 we filed a Form 8-K with the Securities and Exchange Commission reporting that we changed our Independent Accountants as of December 6, 2001. The following information was filed in that current report:

         (a)    Previous independent accountants
                --------------------------------

                (i) On December 6, 2001, Simon Krowitz Bolin & Associates, P.A., the independent accountants of Medstretch Inc. (formerly Dynamic Reality, Inc.) ("Registrant"), resigned.

                (ii) The report of Simon Krowitz Bolin & Associates, P.A. on the 2000 financial statements contained no adverse opinion, disclaimer of opinion or modification of the opinion.

                (iii) The Registrant's Board of Directors participated in and approved the decision to change independent accountants on December 6, 2001.

                (iv) In connection with its audit for the most recent fiscal year and review of unaudited financial statements through December 6, 2001, there have been no disagreements with Simon Krowitz Bolin & Associates, P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Simon Krowitz Bolin & Associates, P.A. would have caused them to make reference thereto in their report on the financial statements.

                (v) During the most recent fiscal year and through December 6, 2001, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

                (vi) The Registrant requested that Simon Krowitz Bolin & Associates, P.A. furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.

         (b)    New independent accountants
                ---------------------------

         The Registrant engaged Malone & Bailey, PLLC as its new independent accountants as of December 6, 2001. During the two most recent fiscal years and through December 6, 2001, the Registrant has not consulted with Malone & Bailey, PLLC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's consolidated financial statements, and no written report or oral advice was provided to the Registrant by concluding there was an important factor to be considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in
Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

                                  LEGAL MATTERS

         The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for Medstretch by Graubard Miller.


                                     EXPERTS

         The financial statements of Medstretch for the year ended December 31, 2001 and inception to date appearing in this Prospectus and Registration Statement have been audited by Malone & Bailey, PLLC, independent auditors, as set forth in their report thereon appearing elsewhere herein.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We intend to furnish our stockholders with annual reports, which will include financial statements audited by our independent accountants, and all other periodic reports as we may determine to furnish or as may be required by law, including Sections 13(a) and 15(d) of the Exchange Act.

         As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and in the exhibits and schedules thereto. For further information with respect to Medstretch and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this Prospectus concerning the provisions of documents filed with the Registration Statement as exhibits and schedules are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. The Registration Statement, including the exhibits and schedules thereto, may be obtained at the address noted below.

         We file annual and other periodic reports pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and such reports and other information filed by us may be inspected and copied at the public reference facilities of the Commission in Washington, D.C., and can be read or obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS


                                TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----

Report of Malone & Bailey, PLLC independent accountants                 F-1

Balance Sheet for the year ended December 31, 2001                      F-2

Statement of Operations for the years ended December 31,
2001 and December 31, 2000 and inception to December 31, 2001           F-3

Statement of Stockholders' Equity (Deficit) for period from
December 31, 1996 (Inception) through December 31, 2001                 F-4

Statement of Cash Flows for the years ended December 31, 2001
and December 31, 2000 and inception to December 31, 2001                F-5

Notes to Financial Statements                                           F-6

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Medstretch, Inc. (formerly Dynamic Reality, Inc.)
Toronto, Ontario, Canada

         We have audited the  accompanying  balance  sheet of  Medstretch,  Inc.
(formerly Dynamic Reality, Inc.) as of December 31, 2001, and the related statements of operations, stockholders' equity, and cash flows for the two years then ended and for the period from December 31, 1996 (Inception) through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medstretch, Inc. (formerly Dynamic Reality, Inc.) as of December 31, 2001, and the results of its operations and its cash flows for the two years then ended and for the period from December 31, 1996 (Inception) through December 31, 2001, in conformity with accounting principles generally accepted in the United States.

/s/ Malone & Bailey, PLLC

Malone & Bailey, PLLC
Houston, Texas
www.malone-bailey.com


January 18, 2002

                                MEDSTRETCH, INC.
                        (FORMERLY DYNAMIC REALITY, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                   December 31


                                                                       2001
                                                                    ---------
                                     ASSETS

Current assets
  Prepaid expenses                                                    $ 2,500
                                                                    ---------
                                                                      $ 2,500
                                                                    =========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                    $ 2,055
  Note payable - shareholder                                           24,494
                                                                    ---------
    Total current liabilities                                          26,549
                                                                    ---------

STOCKHOLDERS' EQUITY:
  Common stock, $.001 par value, 100,000,000 shares
  authorized, 11,000,000 shares issued and outstanding                 11,000
Additional paid in capital                                             28,000
Deficit accumulated during the development stage                      (63,049)
                                                                    ---------
  Total Stockholders' Equity                                          (24,049)
                                                                    ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $ 2,500
                                                                    =========



                 See accompanying summary of accounting policies
                       and notes to financial statements.


                                MEDSTRETCH, INC.
                        (FORMERLY DYNAMIC REALITY, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
                         For the Years Ended December 31

                                                                                  Inception
                                                                                   through
                                                                                 December 31,
                                                 2001              2000              2001
                                             ------------      ------------      ------------
Revenues                                        $      -           $     -          $     -
Cost of revenues                                       -                 -                -
                                             ------------      ------------      ------------
Gross margin                                           -                 -                -
General and administrative                        48,749             9,000            63,049
                                             ------------      ------------      ------------
Net loss                                        $ 48,749           $ 9,000          $ 63,049
                                             ============      ============      ============

Net loss per share:
  Basic and diluted                             $   0.00           $  0.00
                                             ============      ============

Weighted average shares outstanding:
  Basic and diluted                           10,046,575        10,000,000
                                             ============      ============




                 See accompanying summary of accounting policies
                       and notes to financial statements.



                                MEDSTRETCH, INC.
                        (FORMERLY DYNAMIC REALITY, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
   For the Period from December 31, 1996 (Inception) through December 31, 2001



                                                                                               Deficit
                                                                                             accumulated
                                                 Common stock              Additional         during the
                                        ---------------------------           paid           development
                                           Shares          Amount          in capital           stage
                                        -----------     -----------       ------------      -------------
Issuance of common stock for
 services                                 1,000,000       $  5,000         $       -         $        -

Net loss                                          -              -                 -             (5,000)
                                        -----------     -----------       ------------      -------------

Balance,
  December 31, 1997                       1,000,000          5,000                 -             (5,000)

Net loss                                          -              -                 -                  -
                                        -----------     -----------       ------------      -------------

Balance,
  December 31, 1998                       1,000,000          5,000                 -             (5,000)

Change in par value                               -         (4,000)            4,000                  -

Net loss                                          -              -                 -               (300)
                                        -----------     -----------       ------------      -------------

Balance,
  December 31, 1999                       1,000,000          1,000             4,000             (5,300)

Issuance of common stock for
 services                                 9,000,000          9,000                 -                  -

Net loss                                          -              -                 -             (9,000)
                                        -----------     -----------       ------------      -------------

Balance,
  December 31, 2000                      10,000,000         10,000             4,000            (14,300)

Issuance of common stock for
services                                  1,000,000          1,000            24,000                  -

Net loss                                          -              -                 -            (48,749)
                                        -----------     -----------       ------------      -------------

Balance,
  December 31, 2001                      11,000,000       $ 11,000         $  28,000         $  (63,049)
                                        ===========     ===========       ============      =============



                 See accompanying summary of accounting policies
                       and notes to financial statements.



                                MEDSTRETCH, INC.
                        (FORMERLY DYNAMIC REALITY, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                         For the Years Ended December 31

                                                                                      Inception
                                                   Years ended December 31,            through
                                                     2001            2000               2001
                                                  ---------        ---------        ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                          $ (48,749)       $  (9,000)        $  (63,049)
Adjustments to reconcile net deficit to
cash used by operating activities:
Common stock issued for services                     25,000            9,000             39,000
Net change in:
  Prepaid expenses                                    5,000           (7,500)            (2,500)
  Accounts payable                                    1,755                -              2,055
                                                  ---------        ---------        ------------

CASH FLOWS USED IN OPERATING ACTIVITIES             (16,994)          (7,500)           (24,494)
                                                  ---------        ---------        ------------

CASH FLOWS FROM FINANCING ACTIVITIES
Increase in note payable - shareholder               16,994            7,500             24,494
                                                  ---------        ---------        ------------
CASH FLOWS FROM FINANCING ACTIVITIES                 16,994            7,500             24,494
                                                  ---------        ---------        ------------

NET INCREASE (DECREASE) IN CASH                           -                -                  -
Cash, beg. of period                                      -                -                  -
                                                  ---------        ---------        ------------
Cash, end of period                               $       -        $       -         $        -
                                                  =========        =========        ============


                 See accompanying summary of accounting policies
                       and notes to financial statements.

                                MEDSTRETCH, INC.
                        (FORMERLY DYNAMIC REALITY, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

Nature of business

Medstretch, Inc. (Formerly Dynamic Reality, Inc.) (the "Company") is a development stage company in accordance with SFAS No. 7, with no current business operations as of December 31, 2001. The Company was incorporated in the state of Nevada on December 31, 1996 under the name Dynamic Reality Incorporated. On January 29, 2002, the Company changed its name to Medstretch, Inc. The Company is devoted to the study and practice of personal wellness and preventative health care. The Company plans to design, launch and market motivational, interactive wellness products and services.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Stock-Based Compensation

The Company accounts for stock-based compensation under the intrinsic value method. Under this method, the Company recognizes no compensation expense for stock options granted when the number of underlying shares is known and exercise price of the option is greater than or equal to the fair market value of the stock on the date of grant.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 2 - SHAREHOLDERS EQUITY

Common Stock - The initial authorized common stock of the Company consisted of 25,000 shares at no par value. On March 10, 1999 the State of Nevada approved the Company's restated articles of incorporation which increased the authorized shares of common stock from 25,000 common shares to 100,000,000 common shares. The par value was changed from no par to $.001, accordingly common stock was decreased by $4,000 along with a corresponding increase of $4,000 to additional paid in capital.

On March 10, 1999, the Board of Directors announced a two hundred to one split of the Company's common stock. This resulted in the issuance of 995,000 shares of common stock. All share and per share amounts have been restated to reflect the retroactive effect of the stock split.

On January 17, 2001, the Company issued 9,000,000 shares of common stock to the Company's president, Cindy Roach, in payment for services rendered as a consultant in the preparation of the Company's business plan.

On December 14, 2001, the Board of directors authorized the Company to issue 1,000,000 shares of common stock to a consultant for services performed. The common shares were valued at $25,000 and were issued in January 2002.

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future. If a specific business opportunity becomes available, such persons may face a conflict of interest. A Company policy for handling such a conflict has not yet been formulated.

NOTE 4 - NOTE PAYABLE - SHAREHOLDER

The Company has an unsecured promissory note of $24,094 with a shareholder. The note bears interest at 8%. The promissory note and interest are payable at December 31, 2002.

NOTE 5 - EMPLOYEE STOCK PLANS

In December 2001, the Company adopted the 2001 Equity Performance Plan ("Plan") for its directors, officers, consultants and employees. Options issued will generally be granted at the fair market value of the common stock at the date of grant. The Company has reserved 3,000,000 shares of common stock under the plan. At January 18, 2002 no awards have been granted under this plan.

NOTE 6 - SUBSEQUENT EVENT

In January, 2002 the Company issued 1,000,000 shares of common stock for $25,000 cash to an independent party for a commitment dated December 17, 2001. As of January 18, 2002, there are 12,000,000 shares of common stock issued and outstanding.

(back cover page)

You should rely only on the information contained in thie prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

MEDSTRETCH INC.